As filed with the Securities and Exchange Commission on June 5, 2000
                                                    Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            The Right Start, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

                     California                      95-3971414
      (State or Other Jurisdiction                (I.R.S. Employer
   of Incorporation or Organization)            Identification Number)


                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361
               (Address of Principal Executive Offices) (Zip Code)

                   1995 NON-EMPLOYEE DIRECTORS OPTION PLAN
                            (Full title of the Plan)
                         ---------------------------

                               Mr. Jerry R. Welch
                      President and Chief Executive Officer
                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361
                     (Name and Address of Agent For Service)

                                (818) 707-7100
         Telephone Number, Including Area Code, of Agent for Service

                                   Copies to:
                            Kenneth J. Baronsky, Esq.
                       Milbank, Tweed, Hadley & McCloy LLP
                      601 South Figueroa Street, 30th Floor
                          Los Angeles, California 90017
                                 (213) 892-4000

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

Title of            Amount to      Proposed       Proposed          Amount
Securities          be             maximum        maximum           of
to be Registered    registered(1)  Offering price aggregate         registration
                                   per Share(2)   offering price(2) fee(2)
--------------------------------------------------------------------------------
 Common Stock,       25,000        $ 3.9063       $97,657.50        $26
 no par value
===============================================================================

      (1)There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the 1995 Non-Employee Directors Option Plan of the Registrant described herein. Reflects a one-for-two reverse stock split of the Common Stock which was effective as of December 15, 1998.

      (2)Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the Nasdaq National Market System on May 30, 2000.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement filed under the Securities Act of 1933 by The Right Start, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-8 relating to the registration of 62,500(1) shares of Common Stock of the Registrant (File No. 333-21747) that was filed with the Commission on February 13, 1997. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, including, without limitation, the Registrant's Form 10-K/A for the fiscal year ended January 29, 2000, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents with the Commission.



              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT (as updated through the date of this Registration Statement)

      Each of the items required in Part II of the Registration Statement remains correct as of the date of the filing of this Registration Statement on Form S-8.





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1 Reflects a one-for-two reverse stock split of the Registrant's Common Stock which was effective as of December 15, 1998.

                                   SIGNATURES


       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 28th day of April, 2000.


                                THE RIGHT START, INC.



                                By:  /s/ Jerry R. Welch
                                     Name: Jerry R. Welch
                                     Title: Chief Executive Officer


       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

======================================================================
        Signature              Title                       Date
======================================================================

/s/ Jerry R. Welch       Chairman of the Board,        April 28, 2000
----------------------    President and Chief
                           Executive Officer

/s/ Richard A. Kayne          Director                 April 28, 2000
-----------------------

/s/ Andrew D. Feshbach        Director                 April 28, 2000
-----------------------

/s/ Robert R. Hollman         Director                 April 28, 2000
-----------------------

/s/ Fred Kayne                Director                 April 28, 2000
-----------------------

/s/ Howard M. Zelikow         Director                 April 28, 2000
-----------------------

/s/ Gina M. Engelhard    Chief Financial Officer       April 28, 2000
-----------------------  (principal financial and
                         accounting officer)

                                  EXHIBIT INDEX

Exhibit Number           Description
--------------           -----------

      5         Opinion of Milbank, Tweed, Hadley & McCloy LLP.

      23.1      Consent of Arthur Andersen LLP.

      23.2      Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
                Exhibit 5)